[LETTERHEAD OF MCGLADREY & PULLEN, LLP]


                           CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion of our report dated October 30, 1998 on the financial statements for the year ended September 30, 1998 and financial highlights for the four years in the period then ended of RSI Retirement Trust, attached as an exhibit to the Post-Effective Amendment to the Registration Statement on Form N-1A (File No. 2-95074) as filed with the Securities and Exchange Commission.

                                           /s/ McGladrey & Pullen, LLP
                                               McGladrey & Pullen, LLP

New York, New York
November 22, 1999